Exhibit 10.1

AMENDMENT NO. 2 TO

INDEPENDENT DIRECTOR’S CONTRACT

THIS AMENDMENT No. 2 (this “Amendment”) to the Independent Director’s Contract (as defined hereinafter) is executed as of February 9, 2012 by and between Sutor Technology Group Limited, a Nevada corporation (the “Company”), and Gerard Pascale (the “Director”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Independent Director’s Contract referred to below.

W I T N E S S E T H:

WHEREAS, the Company and the Director are parties to that certain Independent Director’s Contract dated as of January 20, 2010 (the “Independent Director’s Contract”);

WHEREAS, the Company and the Director entered into an amendment to the Independent Director’s Contract on February 23, 2011 in which the parties thereto amended certain provisions of the Independent Director’s Contract (the “Amendment No. 1”);

WHEREAS, the Company and the Director wish to amend the Independent Director’s Contract further as set forth in this Amendment;

NOW, THEREFORE, for mutual consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Amendment to the Independent Director’s Contract

Section 3 of the Independent Director’s Contract shall be deleted in its entirety and the following shall be substituted in lieu thereof:

“For all services to be rendered by Director in any capacity hereunder, the Company agrees to pay Director a fee of USD 55,000 in cash for each 12-month period during the Service Term, paid quarterly. In addition, the Company agrees to grant the Director 10,000 restricted shares of the Company on or about February 21, 2012 pursuant to the Sutor Technology Group Limited 2009 Equity Incentive Plan, which restricted shares shall vest on the one-year anniversary date of the grant date. The restricted shares grant shall be evidenced by a restricted shares grant agreement (the “Restricted Shares Grant Agreement”) and the restricted shares will be subject to the terms and conditions of such Restricted Shares Grant Agreement.”

2.	Agreement Otherwise Unchanged

Except as herein provided, the Independent Director’s Contract and the Amendment No. 1 shall remain unchanged and in full force and effect.

3.	Governing Law.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

4.	Entire Agreement.

This Amendment along with the Independent Director’s Contract and the Amendment No.1 contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Amendment.

5.	Counterparts.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date herein above first written.

SUTOR TECHNOLOGY GROUP LIMITED By: /s/ Lifang Chen Name: Lifang Chen Title: CEO

DIRECTOR Name: Gerard Pascale Signature: _/s/ Gerard Pascale______________

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